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                                                                    EXHIBIT 32.2

                  CERTIFICATION OF CHIEF FINANCIAL OFFICER AND
                      MEMBER OF THE OFFICE OF THE PRESIDENT

I, Richard A. Waldron, Chief Financial Officer and Member of the Office of the President of SciClone Pharmaceuticals, Inc. (the "Registrant"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

      (1) the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  August 6, 2004                           /s/ Richard A. Waldron
                                         --------------------------------------
                                                  Richard A. Waldron
                                               Chief Financial Officer and
                                         Member of the Office of the President

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SciClone Pharmaceuticals, Inc. and will be retained by SciClone Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.